UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2017

NEW AGE BEVERAGES CORPORATION

(Formerly, American Brewing Company, Inc., and Búcha, Inc.)

(Exact name of registrant as specified in its charter)

Washington	333-215267	27-2432263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 East 68th Avenue, Denver, CO	80229
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 289-8655

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 31, 2017, New Age Beverages Corporation, a Washington corporation (“we” or the “Company”), entered into an Asset Purchase Agreement (the “Agreement”) whereby the Company acquired substantially all of the operating assets of Maverick Brands, LLC (“Maverick”), which is a company engaged in the business of delivering organic, non-GMO certified, no-sugar-added coconut water (the “Acquisition”). On March 31, 2017 (the “Closing Date”), the parties executed the Asset Purchase Agreement for the Acquisition.

Upon the Closing Date, the Company received substantially all of the operating assets of Maverick, consisting of inventory, accounts receivable, fixed assets and intellectual property in exchange for a purchase price of 2,200,000 shares of the Company’s common stock, plus cash in an amount of $2,000,000. The Company also agreed to assume approximately $1,500,000 in debt consisting of various secured subordinated promissory notes, which will be secured with the inventory and receivables of the Company. The shares of Common Stock to be issued pursuant to the Acquisition will be restricted under Rule 144, and will be subject to a leak out provision, which provides that beginning six months after the Closing Date, and on the last day of each calendar month thereafter, each holder of the Shares may sell up to but not more than twenty percent (20%) of the number of shares that the holder initially received in connection with this transaction. The Acquisition was subject to customary closing conditions. A copy of Asset Purchase Agreement dated March 31, 2017 is included as Exhibit 10.1 hereto.

The Company intends to file financial statements of Maverick in an amendment to this Current Report on Form 8-K no later than 71 days from the Closing Date. The foregoing description of the Acquisition and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the Asset Purchase Agreement and incorporated exhibits, which is filed as Exhibit 10.1 hereto, and which is incorporated herein by reference.

The shares of our Common Stock to be issued in connection with the Acquisition will not be registered under the Securities Act, and will be issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Certificates representing these shares will contain a legend stating the restrictions applicable to such shares.

This Current Report on Form 8-K/A is being filed to amend the Original Filing to include the financial statements and pro forma financial information required by Item 9.01 of Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements of Businesses Acquired

The following financial statements are filed with this Form 8-K and are incorporated herein by reference:

Exhibit 99.1	●	Audited balance sheet of Maverick Brands, LLC as of December 31, 2016 and the related statements of operations, members’ equity and cash flows for the year then ended;

Exhibit 99.2	●	Audited balance sheet of Maverick Brands, LLC as of December 31, 2015 and the related statements of operations, members’ equity and cash flows for the year then ended;

Exhibit 99.3	●	Unaudited balance sheet of Maverick Brands, LLC as of March 31, 2017 and the related statements of operations, members’ deficit and cash flows for the three-month period then ended.

Pro Forma Financial Information

The following unaudited pro forma condensed consolidated financial statements are filed with this Form 8-K as exhibit 99.4 and are incorporated herein by reference:

●	Unaudited pro forma combined balance sheet of the Company and Maverick as of December 31, 2016 and 2015 and as of March 31, 2017 as if the Acquisition occurred December 31, 2015;

●	Unaudited pro forma combined statements of operations of the Company and Maverick for the years ended December 31, 2016 and 2015 and the three months ended March 31, 2017 as if the Acquisition occurred December 31, 2015; and

●	Notes to unaudited pro forma combined financial statements.

Additional Exhibit

Exhibit 23.1	Consent of Accell Audit & Compliance, P.A. to the incorporation of their report on the financial statements of Maverick Brands, LLC.

Exhibit 23.2	Consent of Rose, Snyder & Jacobs LLP to the incorporation of their report on the financial statements of Maverick Brands, LLC.

The unaudited pro forma consolidated financial information is presented for informational purposes only. The pro forma data is not necessarily indicative of what the Company’s financial position or results of operations actually would have been had the Company completed the Acquisition as of the dates indicated. In addition, the unaudited pro forma combined financial information does not purport to project the future financial position or operating results of the consolidated company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW AGE BEVERAGES CORPORATION

(Registrant)

Date: June 14, 2017	By:	/s/ Brent Willis
Brent Willis
Chief Executive Officer

By:	/s/ Chuck Ence
Chuck Ence
Chief Financial Officer